UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2010

AQUAMER MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52327	04-3516924

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Wallace Street, Suite 408 Red Bank, New Jersey	07701

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 732-224-9182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 10, 2010, following the receipt of comments from the Securities and Exchange Commission with respect to the classification of certain assets acquired, our Board of Directors determined that our financial statements for the quarter ended March 31, 2010, should no longer be relied on. We have changed the classification of the subject assets from "Goodwill" to specific amortizable asset categories. Pursuant to the Securities and Exchange Commission's comment letter and management's review of applicable accounting standards, pronouncements and interpretations, our Board of Directors has determined that it is appropriate to prepare restated financial statements reclassifying the subject assets and to file an amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2010.  The restatement of the subject financial statements will have no effect on our total assets, total liabilities, revenues, net income, or net income per common share. Management has discussed the above-referenced matters with our independent accountants, Miller Wachman LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUAMER MEDICAL CORP..
/s/ Richard Falcone

By: Richard Falcone
President
Date : August 13, 2010